Exhibit 11.1

                     FAIR, ISAAC AND COMPANY, INCORPORATED

                       COMPUTATION OF EARNINGS PER SHARE
                      (In thousands except per share data)

                                                     Year Ended September 30,
                                                    --------------------------
                                                    1996      1995      1994
                                                    ----      ----      ----
Primary Earnings Per Share:

Weighted Average Common Shares Outstanding         12,414     12,206    11,810

Dilutive effect of outstanding options
  (as determined by the treasury stock method)        335        517       666
                                                  -------    -------   -------

Weighted Average Common Shares outstanding,
  as Adjusted                                      12,749     12,723    12,476
                                                  =======    =======   =======

Net Income                                        $16,179    $12,695   $10,049
                                                  =======    =======   =======

Primary Earnings per Share                        $  1.27    $  1.00   $   .81
                                                  =======    =======   =======


Fully Diluted Earnings Per Share:

Weighted Average Common Shares Outstanding         12,414     12,206    11,810

Dilutive effect of outstanding options
  (as determined by the treasury stock method)        380        561       736
                                                  -------    -------   -------

Weighted Average Common Shares, as Adjusted        12,794     12,767    12,546
                                                  =======    =======   =======

Net Income                                        $16,179    $12,695   $10,049
                                                  =======    =======   =======

Fully Diluted Earnings Per Share                  $  1.26    $   .99   $   .80
                                                  =======    =======   =======